UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Sept 20, 2016

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55619	46-1140492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Fairfield Inn & Suites Located in Austin, Texas

On September 13, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), through LVP FFI Austin LLC (“LVP FFI Austin”), a subsidiary of Lightstone Value Plus REIT III LP, the Company’s operating partnership, entered into an Assignment and Assumption of Purchase and Sale Agreement (the “Assignment”) with Lightstone Acquisitions LLC (the “Assignor”), an affiliate of the Company’s sponsor, the Lightstone Group.  Under the terms of the Assignment, LVP FFI Austin was assigned the rights and assumed the obligations of the Assignor with respect to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated April 21, 2016, as amended, made between the Assignor, as the purchaser, and Excel Austin North, LLC (the “Seller”) as the seller, whereby the Assignor contracted to purchase a 84-room select service hotel located in Austin, Texas, which operates as a Fairfield Inn & Suites by Marriott (the “Fairfield Inn – Austin”) pursuant to an existing franchise agreement with Marriott International, Inc. (“Marriott”).

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for additional information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 13, 2016, the Company, through LVP FFI Austin, completed the acquisition of the Fairfield Inn – Austin from the Seller, an unrelated third party, for approximately $12.0 million, which equates to approximately $142,900 per room, excluding closing and other acquisition related costs. The acquisition was funded with offering proceeds from the Company’s ongoing initial public offering and available cash. In connection with the acquisition, the Company’s advisor received an acquisition fee equal to 1.0% of the purchase price of $12.0 million, or $120,000.

 The Fairfield Inn – Austin opened in June 2014. The Company believes that the Fairfield Inn – Austin is favorably located in Austin, Texas. The Fairfield Inn – Austin is subject to competition from similar properties within its market areas, and its economic performance could be affected by changes in local economic conditions.

The capitalization rate for the acquisition of the Fairfield Inn – Austin was approximately 8.7%. The Company calculates the capitalization rate for a real property by dividing the net operating income (“NOI”) of the property by the purchase price of the property, excluding costs. For purposes of this calculation, NOI was based upon the twelve-month period ended April 30, 2016. Additionally, NOI is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation.

The Company has established a taxable REIT subsidiary, LVP FFI Austin Holding Corp. (“LVP FFI Austin TRS”), which has entered into an operating lease agreement for the Fairfield Inn – Austin.  LVP FFI Austin TRS also entered into a management agreement with an unrelated third party for the management of the Fairfield Inn – Austin commencing on September 13, 2016 and a franchise agreement (the “Franchise Agreement”) with Marriott, pursuant to which the Fairfield Inn – Austin will continue to operate as a “Fairfield Inn & Suites by Marriott,” commencing on September 13, 2016 through June 2034.

Item 9.01	Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith.  To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: September 20, 2016	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer